Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this registration statement on Form N-14 (the "Registration Statement") of our report dated November 21, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1997 Annual Report to Shareholders of Oppenheimer Quest Value Fund, Inc. and our report dated November 21, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1997 Annual Report to Shareholders of Oppenheimer Quest Officers Value Fund (one of the portfolios constituting Oppenheimer Quest for Value Funds), which appear in such Statement of Additional Information.

We also consent to the incorporation by reference of our report into the Prospectus of Oppenheimer Quest Value Fund, Inc. dated February 27, 1998, and the incorporation by reference of our report in the Prospectus of Oppenheimer Quest Officers Value Fund dated January 26, 1998, which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Tax Consequences of the Reorganization", "Tax Aspects of the Reorganization" and "Agreement and Plan of Reorganization" in the combined Proxy Statement and Prospectus constituting part of this Registration Statement.

We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information of Oppenheimer Quest Value Fund, Inc. and to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus of Oppenheimer Quest Value Fund, Inc. both dated February 27, 1998. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information of Oppenheimer Quest Officers Value Fund and to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus of Oppenheimer Quest Officers Value Fund both dated January 26, 1998.

We also consent to the use in Part C constituting part of the Registration Statement of our draft Tax
Opinion.

/s/ Price Waterhouse LLP
Price Waterhouse LLP

Denver, Colorado
March 4, 1998





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